Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 9, 2001, included in this Form 10-K for the year ended December 31, 2000, into the Company's previously filed Registration Statement on Form S-8 (File No. 333-50096).



/s/ ARTHUR ANDERSEN LLP

Houston, Texas
March 28, 2001















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